As filed with the Securities and Exchange Commission on March 9, 2000
                                           Registration No. 333-89709

                         UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

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                        AMENDMENT NO. 3
                       (POST-EFFECTIVE)
                        WITHDRAWAL OF
                          FORM S-4

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      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                     DTC COMMUNICATIONS CORP.
      (Exact name of Registrant as specified in its charter)

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            Tennessee                           62-1797005
   (State or other jurisdiction of           (I.R.S. Employer
    incorporation or organization)         Identification Number)

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                          111 High Street
                  Alexandria, Tennessee 37012-0247
                          (615) 529-2151
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Wayne Gassaway
                    DTC Communications Corp.
                         111 High Street
                 Alexandria, Tennessee 37012-0247
                          (615) 464-2201
     (Address, including zip code, and telephone number, including area code, of agent for service)

                             Copy To:
                        Gary M. Brown, Esq.
                        Yopp & Sweeney, PLC
                  Bank of America Plaza, Suite 1100
                    Nashville, Tennessee 37219
                          (615) 313-3325



     DTC Communications Corp. (the "Registrant") pursuant to the provisions of Rule 477 promulgated under the Securities Act of 1933, as amended, and pursuant to undertakings set forth in Item 22 of the Registration Statement on Form S-4, File No. 333-89709 (the "Registration Statement"), hereby files this Amendment No. 3 (Post-Effective) to withdraw the Registration Statement and deregister all of the 2,400,000 shares of the Registrant's Class A Voting Common Stock (the "Class A Stock") and 600,000 shares of the Registrant's Class B Non-Voting Common Stock (the "Class B Stock" and collectively with the Class A Stock, the "Common Stock") originally registered under the Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on January 7, 2000. The Registration Statement was filed in connection with the proposed merger (the "Merger") of DeKalb Telephone Cooperative, Inc. (the "Cooperative") with and into its wholly owned subsidiary, DTC Communications Corp. In the Merger, each $10.00 of capital credits on the Cooperative's books as of February 29, 2000 was to be converted into one share of Common Stock. Active members of the Cooperative were to receive Class A Stock and inactive members were to receive Class B Stock. Since the Registration Statement became effective, however, the Cooperative failed to receive the requisite number of votes necessary for approval of the Merger. Accordingly, none of the Common Stock has been or will be sold pursuant to the Registration Statement.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933 and Rule 478(c), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 3 (Post-Effective) to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 9th day of March, 2000.

                                          DTC COMMUNICATIONS CORP.



                                          By:  /s/ H. Wayne Gassaway
                                               -----------------------
                                               H. Wayne Gassaway, President
                                               and Chief Executive Officer